Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Select Tax-Free Income Portfolio
33-46943
811-6624

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008 for Nuveen New York Select Tax-Free Income Portfolio.

Voting results are as follows:

<c>To approve the elimination of the Funds
fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
              2,016,063
   Against
                 255,957
   Abstain
                   97,822
   Broker Non-Votes
                 718,260
      Total
              3,088,102



To approve the new fundamental policy relating to investments in municipal securities for the Fund.



              2,022,817

                 247,483

                   99,542

                 718,260

              3,088,102




To approve the elimination of the fundamental policy relating to investing in other investment companies.



              2,011,195

                 261,147

                   97,500

                 718,260

              3,088,102



To approve the elimination of the Funds fundamental policies relating to derivatives and short sales.



              2,021,865

                 245,435

                 102,542

                 718,260

              3,088,102



To approve the new fundamental policy for the Fund relating to commodities.



              1,989,464

                 265,248

                 115,130

                 718,260

              3,088,102


Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 009002.